UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 11, 2009

FREEPORT-McMoRan COPPER & GOLD INC.
(Exact name of registrant as specified in its charter)

Delaware	1-9916	74-2480931
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One North Central Avenue
Phoenix, Arizona	85004-4414
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (602) 366-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  On June 11, 2009, the stockholders of Freeport-McMoRan Copper & Gold Inc. (the Company) approved the 2009 Annual Incentive Plan (the AIP), which will replace the current annual incentive plan for fiscal year 2010 and beyond. The purpose of the AIP is to provide annual incentive awards for certain senior executives of our Company, which awards will be made by the Corporate Personnel Committee of our Board of Directors.  The primary differences between the proposed AIP and the current plan are as follows:

•	the award pool of the AIP will be funded by 0.625% of operating cash flow, compared to 2.5% of operating cash flow under the current plan;

•
the AIP limits the dollar value of the annual award to any participant to a maximum of eight times his or her base salary, and requires that any award amount exceeding four times the executive’s base salary be made in an equivalent dollar amount of restricted stock units, which will be granted under the Company’s stock-based incentive plans;

•
the AIP eliminates the use of a quantifiable safety performance measure as a factor that may marginally increase or decrease the award funding pool, although safety performance is one of several enumerated qualitative factors that the committee may consider in connection with discretionary reductions of the award pool under the AIP;

•	the AIP provides for the forfeiture of any outstanding award if the participant’s employment is terminated for cause; and

•
the AIP revises certain definitions in the current plan, including the definitions of operating cash flow (to specifically exclude working capital changes) and managed net income (to provide for additional mandatory adjustments).

No awards may be made under the AIP with respect to any calendar year if the average of the “return on investment” (as defined in the AIP) for such year and each of the four preceding calendar years is less than 6%.  This threshold performance measure also exists in the current plan.  If the return on investment threshold is satisfied for a given year, awards under the AIP will be paid from a “plan funding amount.”  This pool is initially equal to and may not exceed 0.625% of our operating cash flow for the year with respect to which the awards are made, although the committee has discretion to award less than the full plan funding amount.  The committee may also specify adjustments to the plan funding amount, provided those adjustments are specified within the first 90 days of the award year.

The AIP was presented to our stockholders for approval in order to protect our tax deductions under Section 162(m) of the Internal Revenue Code (Section 162(m)) for amounts paid under the plan.  Under the AIP, the Corporate Personnel Committee must assign participation percentages among the participants who are subject to Section 162(m) within 90 days after the beginning of the year with respect to which the awards will be paid, subject to a maximum annual award to any one participant of 60% of the plan funding amount.

A more detailed description of the terms of the AIP can be found in the Company’s definitive proxy statement for its 2009 Annual Meeting (the Proxy Statement) which was filed with the Securities and Exchange Commission on April 24, 2009, in the section of the Proxy Statement entitled “Proposal to Adopt the 2009 Annual Incentive Plan” and is incorporated by reference herein.  The foregoing summary and the summary incorporated by reference from the Proxy Statement are qualified in their entirety by the full text of the AIP, which is attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

The Exhibit included as part of this Current Report is listed in the attached Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREEPORT-McMoRan COPPER & GOLD INC.

By: /s/ C. Donald Whitmire, Jr.
----------------------------------------
C. Donald Whitmire, Jr.
Vice President and Controller -
Financial Reporting
(authorized signatory and
Principal Accounting Officer)

Date:  June 17, 2009

Freeport-McMoRan Copper & Gold Inc.
Exhibit Index

Exhibit
Number

99.1	Freeport-McMoRan Copper & Gold Inc. 2009 Annual Incentive Plan